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                                                                    EXHIBIT 99.1

                      FORM OF PROXY FOR SPECIAL MEETING OF
                        SHAREHOLDERS OF FSB BANCORP, INC.


     The undersigned hereby appoints                 and                  , or
either of them, as proxies to vote all shares of common stock the undersigned is entitled to vote at the special meeting of shareholders of FSB Bancorp, Inc.
("FSB") to be held on             ,                , 2000, or at any adjournment
or postponement thereof, as follows, hereby revoking any proxy previously given:

     1. To approve the Agreement and Plan of Merger, dated as of April 7, 2000 (the "Merger Agreement"), by and between FSB and IBT Bancorp, Inc. ("IBT") pursuant to which, among other things, FSB will merge with and into IBT (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the Board of Directors and officers of FSB as may be necessary or appropriate to carry out the intent and purposes of the Merger.


                     FOR                 AGAINST             ABSTAIN
           ----------         ----------           ----------

     2. In the discretion of the persons appointed proxies hereby to vote on such other matters as may properly come before the special meeting.

     Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

Dated:
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                                    (Please sign exactly as name appears above.)

                                    (If stock is owned by more than one person, all owners should sign. Persons signing as executors administrators, trustees, or in similar capacities should so indicate.)

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF FSB BANCORP, INC.